EXHIBIT 23.1

[BROWN ARMSTRONG LOGO]



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment to the Brush Creek Mining and Development Co., Inc. Form 10-KSB for the fiscal year ended June 30, 1996, and to the incorporation by reference therein of our report dated August 9, 1996, with respect to the consolidated financial statements of Brush Creek Mining and Development Co., Inc. included in its Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission.

                                       BROWN ARMSTRONG RANDALL & REYES
                                       ACCOUNTANCY CORPORATION


                                       /s/ Brown Armstrong Randall & Reyes, A.C.



Bakersfield, California
October 25, 1996